Consent of Independent Registered Public Accounting Firm	EXHIBIT 23.3

We consent to the incorporation by reference in Registration Statement No. 333-227202 on Form S-3 and Registration Statements No. 333-240242, 333-231864, 333-220330, and 333-220324 on Form S-8 of DuPont de Nemours, Inc. of our report dated February 14, 2020, relating to the financial statements of The Dow Chemical Company (not presented herein), appearing in this Current Report on Form 8-K of DuPont de Nemours, Inc. dated June 3, 2021.

/s/ DELOITTE & TOUCHE LLP
Midland, Michigan
June 3, 2021